                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Saville Systems PLC for the registration of 2,782,000 American Depositary Shares representing 2,782,000 Ordinary Shares of the Company and to the incorporation by reference therein of our reports dated January 26, 1996, with respect to the consolidated financial statements of Saville Systems PLC, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included thereon, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG


November 26, 1996.